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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 1996


                            PATTERSON ENERGY, INC.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                        0-22664               75-2504748
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(State or other jurisdiction          (Commission           (I.R.S. Employer
    of incorporation)                 File Number)          Identification No.)



4510 Lamesa Highway, Snyder, Texas                                    79549
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (915) 573-1104
                                                     --------------

                                   No Change
       ---------------------------------------------------------------
        (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         On September 27, 1996, Patterson Drilling Company ("Patterson Drilling"), the wholly-owned subsidiary of Patterson Energy, Inc. ("Patterson Energy" or the "Registrant"), entered into a loan agreement (the "Loan Agreement") with The CIT Group/Equipment Financing, Inc., a New York corporation ("CIT"), providing for a credit facility (the "Loan") of up to the lesser of 68% of the collateral value or $22,000,000. The Loan is unconditionally guaranteed by Patterson Energy under the terms of a Guaranty dated as of September 27, 1996.

         The Loan is a revolving loan until August 31, 1997 (the "Short-Term Loan Period"), at which time (the "Long- Term Loan Conversion Date") the Loan will be converted to a 60-month term loan. No advances under the Loan may be made after the Long-Term Loan Conversion Date. During the Short-Term Loan Period, Patterson Drilling must repay all amounts outstanding under the Loan Agreement monthly in arrears in installments of $50,000 plus accrued interest through January 31, 1997, and installments of $100,000 plus accrued interest thereafter until the Long Term Loan Conversion Date; and then, commencing on that date, Patterson Drilling must pay principal and interest in monthly installments in the amount necessary to amortize 75% of the balance of the Loan outstanding on the Long-Term Conversion Date, with the final installment payable on August 31, 2002 (the "Maturity Date"), to include a balloon amount sufficient to discharge all accrued and unpaid interest, unpaid principal and unpaid premiums, outstanding under the Loan Agreement and related secured promissory note (the "Note"). Interest on the outstanding principal balance of the Note is payable monthly in arrears at a rate of interest, computed on the basis of a 365-day year and actual days elapsed, equal to the LIBOR Rate plus 2.75% or, if the LIBOR Rate becomes impracticable, the interest rate will be the prime rate, from time to time, of The Chase Manhattan Bank, New York, New York. The Note is recourse and collateralized by the 40 drilling rigs, (the "Rigs") currently owned by Patterson Drilling, plus related equipment, proceeds thereof (including insurance and any drilling rigs and/or drilling equipment acquired with the proceeds of the Loan.

         Patterson Drilling must make a mandatory prepayment of the outstanding principal balance of the Loan in the event of the total loss of a rig. The Company may prepay the Loan in amounts not less than $500,000 with a premium of 2% for any prepayments during the first 24 months of the Loan, which, in the aggregate, exceed three-fourths of the outstanding principal balance of the Loan, with no prepayment penalty for prepayments during the first 24 months which, in the aggregate, are less than three-fourths of the principal amount of the Loan outstanding and for any prepayments made after the first 24 months.

         The Loan Agreement required the payment of a $20,000 commitment fee and requires payment of a revolving loan fee of 0.25% per year on the unused portion of the Loan during the Short-Term Loan Period. The Loan Agreement contains a number of representations, warranties and covenants of Patterson Drilling and Patterson Energy, the breach of which, at the election of CIT would accelerate the Maturity Date of the Loan. The covenants of Patterson Energy include (i) maintenance on a quarterly basis of a consolidated cash flow coverage ratio of at least 2:1.0 (sum of the Registrant's net income on a consolidated basis, plus depreciation, depletion and amortization, less dividends paid and extraordinary items of income in the prior four quarters, divided by the sum of the current portion of long-term debt and capitalized lease obligations coming due in the following four quarters); (ii) maintenance on a consolidated basis of tangible net worth of at least $36,000,000; and
(iii) maintenance on a consolidated basis of a ratio of total liabilities to tangible net worth of not greater than 1.25:1.0. In addition, without the prior written consent of CIT, Patterson




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Energy cannot, among other matters, conduct any business not being conducted by it on September 27, 1996, or liquidate, dissolve or merger into any other entity or materially change its management.

         An aggregate of $11,574,187.46 is currently outstanding under the Loan. Any additional advances under the Loan may be used only for the purchase of additional drilling rigs and related equipment. The proceeds of the outstanding principal balance were used to repay the indebtedness of Patterson Energy to: (a) CIT under the Loan Agreement dated March 14, 1995, a total of $7,730,497.55, and (b) U.S. Bancorp Leasing and Financial under the loan agreement dated July 14, 1994, a total of $3,843,689.91.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         C.      EXHIBITS

         99.1 Loan Agreement, dated as of September 27, 1996, among The CIT Group/Equipment Financing, Inc., as Lender, Patterson Drilling Company, as Borrower, and Patterson Energy, Inc.

         99.2 Secured Promissory Note of Patterson Drilling Company, dated September 27, 1996.

         99.3 Security Agreement, dated as of September 27, 1996, between Patterson Drilling Company and The CIT Group/Equipment Financing, Inc.

         99.4 Guaranty, dated as of September 27, 1996, by Patterson Energy Inc., in favor of The CIT Group/Equipment Financing, Inc.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PATTERSON ENERGY, INC.


Date:  October 4, 1996                        /s/ James C. Brown
                                              --------------------------
                                              James C. Brown
                                              Vice President-Finance




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                                 EXHIBIT INDEX



    99.1 Loan Agreement, dated as of September 27, 1996, among The CIT Group/Equipment Financing, Inc., as Lender, Patterson Drilling Company, as Borrower, and Patterson Energy, Inc.

    99.2 Secured Promissory Note of Patterson Drilling Company, dated September 27, 1996.

    99.3 Security Agreement, dated as of September 27, 1996, between Patterson Drilling Company and The CIT Group/Equipment Financing, Inc.

    99.4 Guaranty, dated as of September 27, 1996, by Patterson Energy Inc., in favor of The CIT Group/Equipment Financing, Inc.